EXHIBIT 23.2

[LETTERHEAD OF SLOAN PARTNERS LLP]

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

BONTAN CORPORATION INC

We hereby consent to the incorporation by reference in the Registration Statement of our report dated July 27, 2005 relating to the consolidated financial statements of Bontan Corporation Inc. appearing in the Company's Annual Report on Form 20-F for the year ended March 31, 2005.

Sloan Partners LLP

/s/ Sloan Partners LLP

Thornhill, Ontario Canada

December 1, 2005